SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 9, 2006


                             MICREL, INCORPORATED
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                                  CALIFORNIA
                ----------------------------------------------
                (State or Other Jurisdiction of Incorporation)


                 0-25236                            94-2526744
        -------------------------           -------------------------
        (Commission File Number)                 (I.R.S. Employer
                                                 Identification No.)

                2180 Fortune Drive, San Jose, CA            95131
           ---------------------------------------------------------
           (Address of Principal Executive Offices)       (Zip Code)


                                (408) 944-0800
             ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

                     INFORMATION TO BE INCLUDED IN REPORT

Item 8.01 Other Events

On June 9, 2006, the Federal District Court for the Northern District of California issued a ruling against Micrel (the "Company") in a patent infringement lawsuit brought by Linear Technology Corporation against the Company. The Court ruled that Micrel had willfully infringed the patent in suit and awarded total damages in the form of a reasonable royalty of $867,970.70, plus prejudgment interest thereon at the current T-Bill rate of 5.0%. The amount of prejudgment interest is yet to be determined by the court.

The Company expects to record the amount of damages in its second quarter 2006 financial statements. Pending the determination of interest due, the Company estimates that this will reduce net income per diluted share by approximately $0.01 in the quarter ending June 30, 2006.


                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MICREL, INCORPORATED
                                          (the Registrant)


                                        By: /s/ Richard D. Crowley
                                            -------------------------
                                            Richard D. Crowley
                                            Vice President, Finance and
                                            Chief Financial Officer
                                            (Principal Financial and
                                             Accounting Officer)

Dated:  June 13, 2006